Exhibit 3.1

	Electronic Articles of Incorporation	P20000074733
	For	FILED
September 16, 2020
Sec. Of State
A-GAME BEVERAGES INC		wlawrence

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

A-GAME BEVERAGES INC

Article II

The principal place of business address:

15701 STATE ROAD 50

204

CLERMONT, FL. US 34711

The mailing address of the corporation is:

15701 STATE ROAD 50

204

CLERMONT, FL. US 34711

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

100000000

Article V

The name and Florida street address of the registered agent is:

RANDALL F GREENE 15701 STATE ROAD 50

204

CLERMONT, FL. 34711

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: RANDALL GREENE

P20000074733
FILED
September 16, 2020
Sec. Of State
wlawrence

Article VI

The name and address of the incorporator is:

RANDALL GREENE 15701 STATE ROAD 50

204

CLERMONT FL 34711

Electronic Signature of Incorporator: RANDALL GREENE

I am the incorporator submitting these Articles of Incorporation and affirm that the facts stated herein are true. I am aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S. I understand the requirement to file an annual report between January 1st and May 1st in the calendar year following formation of this corporation and every year thereafter to maintain "active" status.

 Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: P

RANDALL F GREENE

15701 SR 50 204

CLERMONT, FL. 34711

Title: S,T

JOHNNY DAMON

15701 SR 50 204

CLERMONT, FL. 34711